Exhibit 10.7
ARCH CAPITAL GROUP LTD.
Restricted Share Unit Agreement
THIS AGREEMENT, dated as of November 12, 2012, between Arch Capital Group Ltd. (the “Company”), a Bermuda company, and Maamoun Rajeh (the “Employee”).
WHEREAS, the Employee has been granted the following award under the Company’s 2012 Long Term Incentive and Share Award Plan (the “Plan”);
NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows.
1.Award of Share Units. Pursuant to the provisions of the Plan, the terms of which are incorporated herein by reference, the Employee is hereby awarded 16,130 Restricted Share Units (the “Award”), subject to the terms and conditions herein set forth. Capitalized terms used herein and not defined shall have the meanings set forth in the Plan. In the event of any conflict between this Agreement and the Plan, the Plan shall control.
2.    Terms and Conditions. It is understood and agreed that the Award of Restricted Share Units evidenced hereby is subject to the following terms and conditions:
(a)    Vesting of Award. Subject to Section 2(b) below and the other terms and conditions of this Agreement, this Award shall become vested in one installment on the fifth anniversary of the date hereof. Unless otherwise provided by the Company, all amounts receivable in connection with any adjustments to the Shares under Section 4(c) of the Plan or Section 2(e) below shall be subject to the vesting schedule in this Section 2(a).
(b)    Termination of Service; Forfeiture of Unvested Share Units.
(i)     In the event the Employee ceases to be an employee of the Company prior to the date the Restricted Share Units otherwise become vested due to his or her death or Permanent Disability (as defined in the Company’s Incentive Compensation Plan on the date hereof), the Restricted Share Units shall become immediately vested in full upon such termination of employment.
(ii)    In the event of termination of employment (other than by the Company for Cause, as such term is defined in the Company’s Incentive Compensation Plan on the date hereof, and other than as set forth in Section 2(b)(i), (iii) or (iv) hereof) after the attainment of Retirement Age (as defined in the Company’s Incentive Compensation Plan on the date hereof), the Applicable Percentage (as defined below) of the Restricted Share Units shall continue to vest on the schedule set forth in Section 2(a) above so long as the Employee does not engage in any activity in competition with any activity of the Company or any of its Subsidiaries other than serving on the board of directors (or similar governing body) of another company or as a consultant for no more than 26 weeks per calendar year (“Competitive Activity”). In the event the Employee engages in a Competitive Activity, any unvested Restricted Share Units shall be forfeited by the Employee and become the property of the Company. The “Applicable Percentage” of the Restricted Share Units will be equal to the number of full years elapsed from the date hereof through the date of such termination of employment, divided by five. The remaining portion of the Restricted Share Units shall be immediately forfeited upon such termination of employment.
(iii)    In the event the Employee ceases to be an employee of the Company after a Change in Control (as defined below) due to termination (A) by the Company not for Cause or (B) by the Employee for Good Reason (as defined below), in either case, on or before the second anniversary of the occurrence of the Change in Control, the Restricted Share Units, to the extent not already vested, shall become immediately vested in full upon such termination of employment. “Good Reason” means, without the Employee’s written consent, (a) the material diminution of any material duties or responsibilities of the Employee without the same being corrected within thirty (30) days after being given written notice thereof; or (b) a material reduction in the Employee’s Base Salary without the same being corrected within thirty (30) days after being given written notice thereof.
(iv)    In the event the Employee ceases to be an employee of the Company, other than as set forth in Section 2(b)(iii) above, due to termination (A) by the Company not for Cause or (B) by the Employee for Good Reason (as

defined in Section 2(b)(iii) hereof), a pro rata number of the Restricted Share Units subject to the Award, if not already vested, shall become vested upon such termination of service determined by multiplying the total number of Restricted Share Units subject to the Award by a fraction, the numerator of which is the number of full years elapsed since the date hereof through the Employee’s termination date and the denominator of which is five. Any of the Restricted Share Units subject to the Award that are not vested, and do not become vested, at the time of termination shall be immediately forfeited.
(v)    If the Employee ceases to be an Employee of the Company for any other reason prior to the date the Restricted Share Units become vested, the unvested Restricted Share Units shall be forfeited by the Employee and become the property of the Company.
(vi)    For purposes of this Agreement, service with any of the Company’s Subsidiaries (as defined in the Plan) shall be considered to be service with the Company.
(vii)    “Change in Control” shall mean:

(A)
any person (within the meaning of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than a Permitted Person, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Voting Securities representing 50% or more of the total voting power or value of all the then outstanding Voting Securities; or

(B)
the individuals who, as of the date hereof, constitute the Board of Directors of the Company (the “Board”) together with those who become directors subsequent to such date and whose recommendation, election or nomination for election to the Board was approved by a vote of at least a majority of the directors then still in office who either were directors as of such date or whose recommendation, election or nomination for election was previously so approved, cease for any reason to constitute a majority of the members of the Board; or

(C)
the consummation of a merger, consolidation, recapitalization, liquidation, sale or disposition by the Company of all or substantially all of the Company's assets, or reorganization of the Company, other than any such transaction which would (x) result in more than 50% of the total voting power and value represented by the voting securities of the surviving entity outstanding immediately after such transaction being beneficially owned by the former shareholders of the Company and (y) not otherwise be deemed a Change in Control under subparagraphs (A) or (B) of this paragraph.

“Permitted Persons” means (A) the Company; (B) any Related Party; or (C) any group (as defined in Rule 13b-3 under the Exchange Act) comprised of any or all of the foregoing.
“Related Party” means (A) a majority-owned subsidiary of the Company; (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any majority-owned subsidiary of the Company; or (C) any entity, 50% or more of the voting power of which is owned directly or indirectly by the shareholders of the Company in substantially the same proportion as their ownership of Voting Securities immediately prior to the transaction.
“Voting Security” means any security of the Company which carries the right to vote generally in the election of directors.
(c)    Distribution of Shares. At the time of vesting as provided above in Section 2(a) or Section 2(b), as applicable, the Company shall distribute to the Employee (or his or her heirs in the event of the Employee’s death) a number of Shares equal to the number of vested Restricted Share Units then held by the Employee.

(d)    Rights and Restrictions. The Restricted Share Units shall not be transferable, other than pursuant to will or the laws of descent and distribution. Prior to vesting of the Restricted Share Units and delivery of the Shares to the Employee following his termination of employment, the Employee shall not have any rights or privileges of a shareholder as to the Shares subject to the Award. Specifically, the Employee shall not have the right to receive dividends or the right to vote such Shares prior to vesting of the Award and delivery of the Shares.
(e)    Anti-dilution Adjustment. For the avoidance of doubt, the terms of Section 4(c) of the Plan, relating to anti-dilution adjustments, will apply to the Restricted Share Units.
(f)    Dividend Equivalents. As of each date on which a cash dividend is paid on Shares, there shall be granted to the Employee that number of additional Restricted Share Units (including fractional units) determined by (i) multiplying the amount of such dividend per Share by the number of Restricted Share Units held by the Employee, and (ii) dividing the total so determined by the Fair Market Value of a Share on the date of payment of such cash dividend. The Restricted Share Units granted pursuant to this Section 2(f) will have the same terms and conditions (including vesting dates) as the Restricted Share Units with respect to which they are granted.
(g)    No Right to Continued Employment. This Award shall not confer upon the Employee any right with respect to continuance of employment by the Company nor shall this Award interfere with the right of the Company to terminate the Employee’s employment at any time. The Employee acknowledges that there is no legal obligation of Arch Capital Group Ltd. or any of its Subsidiaries to offer a participation in the Plan and that the offer, even if made again in this form or in similar form in the future, will not create any obligation of Arch Capital Group Ltd. or any of its Subsidiaries to make any such offer.
3.    Transfer of Shares. The Shares delivered hereunder, or any interest therein, may be sold, assigned, pledged, hypothecated, encumbered, or transferred or disposed of in any other manner, in whole or in part, only in compliance with the terms, conditions and restrictions as set forth in the governing instruments of the Company, applicable United States federal and state securities laws or any other applicable laws or regulations and the terms and conditions hereof.
4.    Expenses of Issuance of Shares. The issuance of stock certificates hereunder shall be without charge to the Employee. The Company shall pay any issuance, stamp or documentary taxes (other than transfer taxes) or charges imposed by any governmental body, agency or official (other than income taxes) or by reason of the issuance of Shares.
5.    Withholding. The Employee shall pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld with respect to the Award and the Company shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to the Employee, federal, state and local taxes of any kind required by law to be withheld.
6.    References. References herein to rights and obligations of the Employee shall apply, where appropriate, to the Employee’s legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Agreement.
7.    Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:
If to the Company:
Arch Capital Group Ltd.
Wessex House
45 Reid Street
Hamilton HM 12 Bermuda
Attn.: Secretary
If to the Employee:
To the last address delivered to the Company by the
Employee in the manner set forth herein.

8.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York, without giving effect to principles of conflict of laws.
9.    Entire Agreement. This Agreement and the Plan constitute the entire agreement among the parties relating to the subject matter hereof, and any previous agreement or understanding among the parties with respect thereto is superseded by this Agreement and the Plan.
10.    Counterparts. This Agreement may be executed in two counterparts, each of which shall constitute one and the same instrument.
11.    Section 409A. It is intended that this Agreement and the Award will comply with Section 409A of the Code (and any regulations and guidelines issued thereunder), to the extent the Agreement and Award are subject thereto, and the Agreement shall be interpreted on a basis consistent with such intent. If an amendment of the Agreement is necessary in order for it to comply with Section 409A, the parties hereto will negotiate in good faith to amend the Agreement in a manner that preserves the original intent of the parties to the extent reasonably possible. Notwithstanding any provision of this Agreement to the contrary, for purposes of any provision of this Agreement providing for the distribution of any Shares upon or following a termination of employment that is considered deferred compensation under Section 409A, references to the Employee’s “termination of employment” (and corollary terms) with the Company shall be construed to refer to the Employee’s “separation from service” (within the meaning of Treas. Reg. Section 1.409A-1(h)) with the Company. Notwithstanding any provision to the contrary in this Agreement, if the Employee is deemed on the date of his or her “separation from service” (within the meaning of Treas. Reg. Section 1.409A-1(h)) to be a “specified employee” (within the meaning of Treas. Reg. Section 1.409A-1(i)), then with regard to any payment that is considered deferred compensation under Section 409A payable on account of a “separation from service” that is required to be delayed pursuant to Section 409A(a)(2)(B) of the Code (after taking into account any applicable exceptions to such requirement), such payment shall not be made prior to the earlier of (i) the expiration of the six (6)-month period measured from the date of the Employee’s “separation from service,” or (ii) the date of the Employee’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments delayed pursuant hereto (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid to the Employee in a lump sum and any remaining payments due under this Agreement shall be paid in accordance with the normal payment dates specified for them herein. Whenever payments under this Agreement are to be made in installments, each such installment shall be deemed to be a separate payment for purposes of Section 409A. No action or failure to act, pursuant to this Section 11 shall subject the Company to any claim, liability, or expense, and the Company shall not have any obligation to indemnify or otherwise protect the Employee from the obligation to pay any taxes, interest or penalties pursuant to Section 409A of the Code.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

ARCH CAPITAL GROUP LTD.

By:	/s/ Dawna Ferguson
	Name:	Dawna Ferguson
	Title:	Secretary

/s/ Maamoun Rajeh
Maamoun Rajeh